UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 16, 2014

AMERICAN HOMES 4 RENT

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-36013	46-1229660
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

30601 Agoura Road, Suite 200 Agoura Hills, California	91301
(Address of Principal Executive Offices)	(Zip Code)

(805) 413-5300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On June 16, 2014 (effective June 3, 2014), our operating partnership, Alaska Permanent Fund Corporation (“APFC”) and American Homes 4 Rent, LLC (“AH LLC”) entered into a limited liability company agreement (the “Agreement”) for the formation of American Homes 4 Rent II, LLC (the “Company”). The purpose of the Company is to acquire, renovate and lease single-family residential properties in the United States in accordance with specified property parameters established by our operating partnership and APFC, which are outside our ordinary parameters for purchases of our homes.

Pursuant to the Agreement, APFC has an 80% capital interest in the Company and our operating partnership has a 20% capital interest, as well as a promoted interest, in the Company. Following the formation of the Company, APFC and our operating partnership are making initial capital contributions to the Company aggregating $50 million in proportion to their capital interests. Upon approval of the Company’s executive committee (comprised of representatives of our operating partnership and APFC), the aggregate capital contributions to the Company may be increased to $200 million, and, upon further approval of the Company’s executive committee, to $500 million, with APFC and our operating partnership contributing their pro-rata portion of the contribution.

The Agreement also provides that our operating partnership is the manager of the Company. Major decisions (as defined in the Agreement) require approval by the Company’s executive committee. The maximum term of the Company is six years at which time any unsold properties will be sold.

Also under the Agreement, AH LLC will perform property acquisition and renovation services for the Company and will be paid an acquisition fee of 3% of the purchase price of the properties and a renovation fee not to exceed 10% of the initial cost of renovation of the properties.

Concurrently with entering into the Agreement, a subsidiary of our operating partnership, AH LLC and the Company entered into a property management agreement dated June 16, 2014 (effective June 3, 2014) (the “Property Management Agreement”). The Property Management Agreement provides that the subsidiary of our operating partnership that is party to the Property Management Agreement will manage the Company’s properties for an annual fee of 8% of annual property revenues and $300 per property lease. The Property Management Agreement is terminable “for cause” and in certain other circumstances specified in that agreement.

APFC owns 24.4% of our Class A common shares (18.5% upon conversion of units of our operating partnership into Class A common shares). AH LLC is owned 88.7% by a company owned by heirs of our chairman and the balance by certain members of our management. AH LLC owns 3.7% of our Class A common shares (25% upon conversion of units of our operating partnership into Class A common shares).

The foregoing summaries of the Agreement and the Property Management Agreement are qualified in their entirety by reference to the Agreement and the Property Management Agreement, filed as Exhibit 10.1 and Exhibit 10.2 hereto, respectively.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit 10.1	Limited Liability Company Agreement dated June 16, 2014 among Alaska Permanent Fund Corporation, American Homes 4 Rent, L.P. and American Homes 4 Rent, LLC.*

Exhibit 10.2	Property Management Agreement dated June 16, 2014 among American Homes 4 Rent II, LLC, American Homes 4 Rent Management Holdings Company, LLC and American Homes 4 Rent, LLC. *

*Exhibits and schedules to these agreements have been omitted as permitted under Item 601 of Regulation S-11 and will be furnished supplementally upon request of the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN HOMES 4 RENT

Date: June 18, 2014	By:	/s/ Stephanie Heim
Stephanie Heim
Vice President

Index to Exhibits

Exhibit 10.1	Limited Liability Company Agreement dated June 16, 2014 among Alaska Permanent Fund Corporation, American Homes 4 Rent, L.P. and American Homes 4 Rent, LLC.*

Exhibit 10.2	Property Management Agreement dated June 16, 2014 among American Homes 4 Rent II, LLC, American Homes 4 Rent Management Holdings Company, LLC and American Homes 4 Rent, LLC. *

*Exhibits and schedules to these agreements have been omitted as permitted under Item 601 of Regulation S-11 and will be furnished supplementally upon request of the Securities and Exchange Commission.